CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 (the “Registration Statement”) of our report dated April 15, 2025, relating to the financial statements of Stewards, Inc. (formerly Favo Capital, Inc., the “Company”), which includes an explanatory paragraph relating to the Company’s ability to continue as a going concern, appearing in the Annual Report of the Company for the years ended December 31, 2024 and 2023.

We also consent to the reference to our firm under the heading “Experts” including in such Registration Statement.

/s/ Turner, Stone & Company, L.L.P.

Dallas, Texas

November 17, 2025